Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, I, Robert B. Pollock, Chief Executive Officer of Assurant, Inc. (the “Company”), hereby certify that the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert B. Pollock
Robert B. Pollock Chief Executive Officer

Date: March 1, 2007